                                                                      Exhibit 11

                               DECHERT LETTERHEAD

                               December 19, 2000

Scudder International Fund, Inc.
on behalf of
Scudder International Fund
345 Park Avenue
New York, New York 10154


Dear Sirs:

     We have acted as counsel to Scudder International Fund, Inc., a Maryland corporation (the "Corporation"), and we have a general familiarity with the Corporation's business operations, practices and procedures. You have asked for our opinion regarding the issuance of Class A, Class B, Class C and Class I shares of capital stock by the Corporation in connection with the acquisition by Scudder International Fund, a series of the Corporation, of the assets of Kemper International Fund, the only active series of Kemper International Fund, which shares are registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission.

     We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Corporation and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

     On the basis of the foregoing, we are of the opinion that the Class A, Class B, Class C and Class I shares of capital stock of the Corporation being registered under the Securities Act of 1933 in the Registration Statement will be legally and validly issued, fully paid and non-assessable by the Corporation, upon transfer of the assets of Kemper International Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

     We hereby consent to the filing of this opinion with and as part of the Registration Statement.

                              Very truly yours,

                              /s/ Dechert
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